As filed with the Securities and Exchange Commission on March 22, 2005

Registration No. 333-74994

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDTRONIC, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0793183 (I.R.S. Employer Identification Number)

710 Medtronic Parkway
Minneapolis, Minnesota 55432
(763) 514-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Ayotte
Vice President and Senior Legal Counsel
710 Medtronic Parkway
Minneapolis, Minnesota 55432
(763) 514-4000

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Melodie R. Rose, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
(612) 492-7000

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     Medtronic, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-3 on December 12, 2001 (Registration No. 333-74994) (the “Registration Statement”) pertaining to the registration of up to $2,012,500,000 of its 1.25% Contingent Convertible Debentures, due 2021 (the “Debentures”) or shares of its common stock issuable upon conversion of the Debentures. Such securities were registered to permit resale of such securities, by selling securitiesholders named in the Registration Statement as well as their transferees, pledgees or donees or their successors.

     As holders of such securities may now rely on Rule 144(k) to resell the Debentures and shares of our common stock issuable upon conversion of the Debentures, we are seeking to deregister those securities that remain unsold under the Registration Statement as of the date hereof. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister such securities originally registered by the Registration Statement as remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on March 22, 2005.

MEDTRONIC, INC.
By:	/s/ Robert L. Ryan
Title: Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons on March 22, 2005 in the capacities indicated.

Signature	Title

/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT L. RYAN Robert L. Ryan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RICHARD H. ANDERSON Richard H. Anderson	Director
/s/ MICHAEL R. BONSIGNORE Michael R. Bonsignore	Director
/s/ WILLIAM R. BRODY, M.D., PH.D. William R. Brody, M.D., Ph.D.	Director

Signature	Title

/s/ ANTONIO M. GOTTO, JR., M.D., D.PHIL. Antonio M. Gotto, Jr., M.D., D.Phil	Director
/s/ SHIRLEY ANN JACKSON, PH.D. Shirley Ann Jackson, Ph.D.	Director
/s/ DENISE M. O’LEARY Denise M. O’Leary	Director
/s/ ROBERT C. POZEN Robert C. Pozen	Director
/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso	Director
/s/ JACK W. SCHULER Jack W. Schuler	Director
/s/ GORDON M. SPRENGER Gordon M. Sprenger	Director